Exhibit 99.3

FutureWorld (FWDG) Sells Subsidiary FutureLand Properties, LLC

FutureLand Properties Second of Many to be spun-Off

FutureWorld Corp. (OTC: FWDG), a leading provider of advanced technologies and solutions to the global cannabis industry, announced today that on March 10, 2015 Aegea Inc. has purchased one hundred percent (100%) of FutureLand Properties, LLC, a wholly owned subsidiary of FutureWorld Corp for $120,000,000 in new issued common stock. The final valuation of the surviving company will be verified by a third party accounting firm with the acquisition of the FutureLand assets and corporation. FutureLand's current asset comprise of 240 acres of prime property in southern Colorado and two signed lease agreements for grow facilities on its land.
The transaction is an arm's length transaction and there are no material relationships and conflicts between the parties.  Mr. Talari, Talari Industries or any insiders of FWDG, have no relationship or ownership of the other party of this transaction.
The details of transaction are as follows;
1-     The Aegea Holders, post reverse division, will hold 4.9% of the ensuing outstanding and issued common shares for a period of one year post reverse division.
2-     FutureWorld Corp Holders shall receive, post-reverse division, an amount of shares to be equal or greater to ninety four percent (94%) of the outstanding common shares of Aegea after such reverse division occurs.
3-     Post reverse division, there shall be an issuance of common shares, and together with the remaining outstanding shares to a total of 30,000,000 shares issued and outstanding at the post reverse division price of $4 to $5 per share. Thereafter, FutureWorld Corp Holders to receive 28,200,000 shares of the new issued Common stock.
4-     The final valuation of the surviving company will be verified by a third party accounting firm with the acquisition of the FutureLand assets and corporation. Such assets and matters being acquired into the Corporation shall include all the FutureLand properties and operations which shall be the main assets and operations of the Corporation.
5-     The board of directors, post director change, purchased the assets and corporation being FutureLand from FWDG in exchange for the shares to be issued, which shall be distributed by FWDG. On March 16, 2015, the then current board of directors of Aegea, Inc. Keith Duffy, Scott Duffy, Carran Schneider, David Zajac and Lou Fuoco, did resign as directors of the Corporation, concurrent with the simultaneous appointment of Saed "Sam" Talari and John Verghese being appointed as the sole directors of Aegea, Inc.
Reasons for the sale and the transaction;

1	Extract value for the shareholders by spinning-off subsidiaries per our business model
2	Access to marketable securities and cash for corporate growth and dividend purposes
3	Increase balance sheet and overall financial health of the company
4	Access to capital for present and future purchase and leases of specialty zoned properties for the Cannabis industry by FutureLand

 What shareholders should expect from this transaction;

1	dividend on part of the shares acquired through registration
2	stock dividends are only available to shareholders of record at the time of the coming notice

Based on its financial Proforma, by 2019, FutureLand will be one of the largest revenue producer in the grow industry in the nation. Its business plan is to continue attracting legal license holders to lease land and grow facilities on its 240 acres.
FutureLand Properties is one of many of FutureWorld subsidiaries planned spin-offs. FutureWorld has hastened its execution of its business plan to incubate and fund five (5) subsidiaries so far with award winning products in only 9 months.  We plan on executing our business model in the next few weeks and months by our planned exit strategies (sale) for our subsidiaries, including URVape and CB Scientific.

As the only Cannabis Technology Accelerator, FutureWorld will incubate and fund leading technologies, products, and services for Cannabis industry (Industrial Hemp) for foreseeable future; bringing value to its core and its shareholders.

About FutureLand Properties, LLC

FutureLand Properties, LLC, a Colorado company, is a cannabis and hemp land leasing company formed to capitalize upon the emerging global cannabis market.  FutureLand, focuses on target acquisition, zoning, license fulfillment, site plan preparation and financing of cannabis or hemp grow facilities throughout the United States.  We give growers the opportunity to grow.  We monetize through leasing the land, leasing the structures on the land, financing interest revenue and management fees associated with cultivation centers.  FutureLand retains ownership of all the land and the structures we build on the land.  FutureLand leases to both medical marijuana, retail marijuana as well as industrial hemp growers.   FutureLand does not grow, distribute or sell marijuana.

To request further information about FutureLand, please email us at info@futurelandcorp.com, log onto our website at http://www.futureworldcorp.com or visit us at our Facebook page https://www.facebook.com/pages/FutureLand-Corporation/848802538518505 or on Twitter @futurelandcorp

About FutureWorld Corp.

 FutureWorld (OTC: FWDG), a Delaware corporation, is a leading provider of advanced technologies and solutions to the global cannabis industry. FutureWorld, together with its subsidiaries, focuses on the identification, acquisition, development, and commercialization of cannabis related products and services, such as industrial Hemp. FutureWorld, through its subsidiaries, provides personal and professional THC and CBD test kits, pharmaceutical grade CBD oil solutions, SafeVape vaporizers, smart sensor technology, communication network, surveillance security, data analysis for smart cultivation and consultation for the industrial hemp and legal medicinal cannabis. Our wireless agricultural smart sensor networks offer precision to the agriculture, irrigation systems, and greenhouses for the global cannabis and hemp industry. FutureWorld and its subsidiaries do not grow, distribute or sell marijuana.

To request further information about FutureWorld, please email us at info@futureworldcorp.com, log onto our website at http://www.futureworldcorp.com or visit us at our Facebook page facebook.com/futureworldenergy or on Twitter @futureworldinc.
Forward-Looking Statements

This press release may contain forward-looking statements covered within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that we may not produce today and that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations. They are subject to a number of risks and uncertainties, including, but not limited to, changes in technology and changes in pervasive markets. This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Act of 1934. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, ability to obtain financing and regulatory and shareholder approval for anticipated actions.

Contact:

Media Contact
FutureWorld Corp.
Http://www.futureworldcorp.com
info@futureworldcorp.com
cox@futureworldcorp.com
(727) 474-1816 ext. 103
Twitter - @futureworldinc
Facebook - futureworldenergy